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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of Ashraf M. Dahod and Paul J. Milbury hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as President and Chief Executive Officer and Vice President, Operations and Chief Financial Officer, respectively of Starent Networks, Corp. (the "Company"), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2008	By:	/s/ ASHRAF M. DAHOD Ashraf M. Dahod President and Chief Executive Officer
Date: May 8, 2008	By:	/s/ PAUL J. MILBURY Paul J. Milbury Vice President, Operations and Chief Financial Officer

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  Exhibit 32.1